Exhibit 5.1

ATTORNEYS AT LAW 100 N TAMPA ST SUITE 2700 TAMPA, FL 33602-5810 813.229.2300 TEL 813.221.4210 FAX foley.com

July 9, 2026

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, Connecticut 06810

Ladies and Gentlemen:

We have acted as counsel to FuelCell Energy, Inc., a Delaware corporation (the “Company”), in connection with offering by the Company of up to 12,321,429 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), pursuant to (i) the Company’s Registration Statement on Form S-3ASR (File No. 333-296607), filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2026 (the “Registration Statement”), the base prospectus filed as part of the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement, filed on July 7, 2026 (the “Preliminary Prospectus”), and the final prospectus supplement, dated July 7, 2026 (the “Final Prospectus”, together with the Base Prospectus and the Preliminary Prospectus, the “Prospectus”), and (ii) an Underwriting Agreement, dated July 7, 2026 (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the underwriters referenced on Schedule II thereto.

As counsel to the Company, we have examined: (i) the Underwriting Agreement, (ii) the Registration Statement and the Prospectus, (iii) the Certificate of Incorporation of the Company, as amended, (iv) the Third Amended and Restated By-Laws of the Company, and (v) the proceedings and actions taken by the Board of Directors of the Company to authorize and approve the transactions contemplated by the Underwriting Agreement and the execution and delivery of the Underwriting Agreement. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all electronic and manual signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

The opinion expressed herein is limited in all respects to the Delaware General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares covered by the Registration Statement, when issued and paid for in the manner contemplated in the Registration Statement, Prospectus and Underwriting Agreement, will be validly issued, fully paid, and nonassessable.

AUSTIN | BOSTON | BRUSSELS | CHICAGO | DALLAS | DENVER | DETROIT | HOUSTON | JACKSONVILLE | LOS ANGELES
MADISON | MEXICO CITY | MIAMI | MILWAUKEE | NASHVILLE | NEW YORK | ORLANDO | RALEIGH | SACRAMENTO |
SALT LAKE CITY | SAN DIEGO | SAN FRANCISCO | SILICON VALLEY | TALLAHASSEE | TAMPA | TOKYO | WASHINGTON, D.C.

FuelCell Energy, Inc.

July 9, 2026

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof, to the incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

FOLEY & LARDNER LLP